UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 3, 2013

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry into a Material Definitive Agreement

On May 3, 2013, LTC Properties, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 3,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). In addition, the Company granted to the Underwriters a 30-day option to purchase an additional 525,000 shares of Common Stock to cover over-allotments, if any. The price to the public in this offering is $44.50 per share. The net proceeds to the Company from this offering are expected to be approximately $148.9 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 30-day over-allotment option discussed above. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The offering is expected to close on or about May 8, 2013, subject to customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-167433) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 7.01. Regulation FD Disclosure

On May 3, 2013, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

1.1	Underwriting Agreement, dated May 3, 2013

5.1	Opinion of Ballard Spahr LLP regarding the legality of the Common Stock being offered

8.1	Opinion of Reed Smith LLP regarding certain tax matters

23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1)

23.2	Consent of Reed Smith LLP (contained in Exhibit 8.1)

99.1	Press Release issued May 3, 2013

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: May 3, 2013	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President